Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218881, 333-228897, and 333-219323 on Form S-3 of our report dated February 6, 2018, relating to the consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of General Motors Financial Company, Inc. for the year ended December 31, 2018.

/s/Deloitte & Touche LLP
Fort Worth, Texas
February 6, 2019